Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-118922, 333-127245, 333-136726, 333-108719 and 333-153196) and Form S-8 (Nos. 333-141823, 333-90950, 333-109058, 333-116589, 333-125305 and 333-152919) of Advanced Medical Optics, Inc. of our report dated February 24, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Orange County, California

February 24, 2009